                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                       LORAL SPACE & COMMUNICATIONS LTD.

              PROSPECTUS SUPPLEMENT NO. 2 DATED SEPTEMBER 23, 1997
                       TO PROSPECTUS DATED JULY 11, 1997

    The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                                            Number of Shares   Number of Shares
                                                                              of Preferred        of Common
 Selling Holders                                                                  Stock             Stock
 ---------------                                                                  -----            ------
 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . .          11,800             29,500
 Lazard Freres & Co. LLC . . . . . . . . . . . . . . . . . . . . . . . .           3,500              8,750
 Equi-Select Total Return Portfolio  . . . . . . . . . . . . . . . . . .           3,200              8,000